PLACEMENT AGENT AGREEMENT

                                                              March 31, 1997

Josephthal Lyon & Ross Incorporated
200 Park Avenue, 24th Fl.
New York, New York  10166

Dear Sirs:

         The undersigned C-Phone Corporation, a New York corporation (the "Company"), hereby agrees with Josephthal Lyon & Ross Incorporated ("Josephthal" or "Placement Agent") as follows:

         1. BEST EFFORTS OFFERING. The Company hereby engages Josephthal to act as its exclusive agent during the term of the offering (the "Offering") as outlined herein to sell, in an aggregate offering of not less than $3,400,000 nor more than $5,000,000 on a "best efforts" basis, shares of common stock of the Company (the "Common Stock") at a purchase price per share of Common Stock equal to the lesser of (a) $6.00, and (b) 75% of the average of the closing bid price of the Company's Common Stock for the 10 trading days immediately preceding the date on which the Contingent Value Right referred to immediately below is exercised; provided, however, that in no event shall the purchase price be reduced to less than $2.00 per share. Upon the closing of the Offering (the "Closing"), investors shall receive certificates representing (a) the Common Stock on the basis of a $6.00 per share purchase price, and (b) the Contingent Value Right, exercisable for a period of one (1) year from the effective date of the Registration Statement (as defined below), entitling them to such additional number of shares of Common Stock as may be issuable pursuant to the formula set forth above.

         Holders of Common Stock sold in the Offering shall have one demand registration right with respect to their shares, exercisable at the request of holders of at least 33-1/3% of the shares issued in the Offering. Such demand is exercisable at any time commencing 15 days after the Closing. The Company shall pay all of the fees, expenses and disbursements of such demand registration, except for (i) any commissions which may be payable by an investor, and (ii) fees, expenses and disbursements of counsel to any investor. The Company shall prepare and file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") within 5 days of receipt of notice of such demand, which Registration Statement shall include the maximum number of shares of Common Stock issued and potentially issuable in the Offering. In the event that investors in the Offering are entitled to any shares of Common Stock in excess of 870,000 shares minus the number of Shares delivered on the Closing pursuant to the terms of the Contingent Value Rights, then the Company agrees (i) to include in its proxy materials for the Company's regularly scheduled 1997 Annual Meeting of Shareholders to be held no later than August 30, 1997, a proposal to authorize the issuance of such additional shares, (ii)


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to use its best efforts to obtain  timely  clearance  from the SEC of such proxy materials, (iii) to mail such proxy materials in a timely manner and (iv) to use its best efforts to cause the Company's board of directors to recommend (and not subsequently withdraw) approval of such Proposal to shareholders. The Company shall use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable. The effectiveness of the Registration Statement shall be maintained current until the earlier of (a) all of the shares of Common Stock included therein have been sold, or (b) one year from the date on which it was declared effective.

         As collateral security to ensure compliance by the Company of its registration obligations hereunder, Dan Flohr, the Company's Chairman of the Board and Chief Executive Officer, shall enter into a Stock Pledge Agreement in the form annexed hereto as Exhibit A, pursuant to which he shall pledge 250,000 shares of Common Stock. In the event that for whatever reason the Registration Statement is not declared effective by the SEC within 95 days following receipt by the Company of the demand notice, then for each day subsequent to such 95th day for which the Registration Statement is not declared effective, the investors, through the escrow agent, shall be entitled to foreclose on 1,000 shares of Common Stock, up to a maximum of 90 days, or 90,000 shares. If, on the 186th day following the Company's receipt of such demand notice the Registration Statement has not yet been declared effective, then the investors through the escrow agent, may foreclose on the remaining 160,000 shares.

         The Common Stock will be offered in units of $500,000 each, but fractional units may be offered in the joint discretion of the Company and the Placement Agent. The Common Stock shall be offered without registration under the Securities Act of 1933, as amended (the "Act") pursuant to the exemption from registration created by Regulation D thereof, and shall be offered to "accredited investors" only, as such term is defined pursuant to Regulation D.

         2. OFFERING DOCUMENT. The Company has prepared a confidential draft, dated March 28, 1997 of a proposed Form S-3 Prospectus contained in the Company's proposed Post-effective Amendment No. 1 on Form S-3 to the Company's registration statement on Form S-1 (registration no. 33-80280) (the "Disclosure Document"), which shall be in form and substance reasonably satisfactory to Josephthal. The Company agrees that it shall modify or supplement the Disclosure Document during the course of the offering to insure that the Disclosure
Document does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Josephthal will not make any use of the Disclosure Document other than for purposes of implementing this Agreement, nor will it or any of its agents, employees or participating soliciting dealers use the same or do any other act or thing in the course of the offering or sale hereunder which would constitute a violation of the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or any "Blue Sky" laws or regulations applicable to the offering and sale. Josephthal shall use its reasonable best efforts to deliver the Disclosure Document only to those entities whom it reasonably believes to be "accredited investors" (as such term is defined in Regulation D under the Act) and who Josephthal reasonably believes have an interest in participating in the offering contemplated hereby.

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

         3. COMPENSATION. You will be paid at the Closing a cash commission of nine percent (9%) of the subscription price of the Common Stock sold by or through you. In addition, you will receive an expense allowance of up to $25,000, to cover your expenses of this Offering including legal fees and disbursements, but exclusive of any "Blue Sky" legal fees or disbursements or filing fees.

         In  addition,  you shall  receive  100,000  warrants  (the  "Josephthal
Warrants"), each of which shall entitle you to purchase one share of the Company's Common Stock at an exercise price of 120% of the closing bid price of the Common Stock on the date immediately preceding the Closing. The Josephthal Warrants shall be exercisable for a period of 90 days following the effective date of the Registration Statement, and the Common Stock underlying the Josephthal Warrants shall be included in the Registration Statement.

         If, the Placement Agent delivers a copy of the Disclosure Document to an investor who does not participate in the Offering but who purchases from the Company in a private placement within one (1) year after the date hereof any securities of the Company which are different from those being offered hereunder, the Placement Agent shall be entitled to compensation which it would obtain hereunder on the same basis as it would have been entitled if it had arranged for the sale of a comparable dollar amount of securities offered hereunder.

         4. EXPENSES. Whether or not this Offering is successfully completed, it shall be the Company's obligation to bear all of its expenses in connection with the proposed offering, including, but not limited to, the following: filing fees, printing and duplicating costs, the Company's and, subject to the provisions of the first paragraph of Section 3, your postage and delivery expenses, registrar and transfer agent fees, reasonable counsel and accounting fees of the Company, issue and transfer taxes, if any, and "Blue Sky" counsel fees and expenses. The "Blue Sky" legal work shall be handled by the Company's counsel for the Company's account.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and agrees that (i) it is authorized to enter into this Agreement and to carry out the offering contemplated hereunder and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (ii) there is no finder in connection with this Offering, (iii) the Company will deliver at the Closing (a) a certificate of each of the Company's President and Treasurer to the effect that the Disclosure Document conforms to the requirements hereof and has been modified or supplemented as required by Paragraph 2 hereof and does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all necessary corporate approvals have been obtained to enable the Company to deliver the Common Stock in accordance with the terms of the offering and (b) an opinion of counsel for the Company to the effect that to the best of their knowledge the Disclosure Document conforms to the requirements hereof and does not (except with respect to the financial statements or forecasts as to which no opinion need be expressed) contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such other opinions as Josephthal shall reasonably require.

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

         6. INDEMNIFICATION. (a) Subject to the conditions set forth below, the Company and Josephthal hereby agree that they will indemnify and hold harmless each other and each director, officer, shareholder, employee or representative thereof and each person controlling, controlled by or under common control with such party within the meaning of Section 15 of the Act or Section 20 of the 1934 Act,(individually, an "Indemnified Person") from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any claim, action, suit or proceeding (collectively, a "Claim"), including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any Claim including any inquiry, investigation or pretrial proceeding such as a deposition) (collectively, a "Loss") to which such Indemnified Person may become subject under the Act, the 1934 Act or other federal or state statutory law or regulation at common law or otherwise, arising out of an act or omission of the other party related to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Document (except those statements given in writing by an Indemnified Person expressly for inclusion therein) or omission of a material fact from the Disclosure Document, or (iii) the breach of any representation or warranty made by the other party in this Agreement. Each party further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for any Loss actually and reasonably paid by the Indemnified Person as to which the other party has indemnified such Indemnified Person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6, any such payment or reimbursement by the other party of fees, expenses or disbursements incurred by an Indemnified Person in any Claim in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's gross negligence, bad faith or willful misfeasance will be promptly repaid to the other party.

         (b) Promptly after receipt by an Indemnified Person under paragraph (a) above of notice of the commencement of any Claim, such Indemnified Person will, if a claim in respect thereof is to be made against the other party under paragraph (a), notify the other party in writing of the commencement thereof. In case any such Claim is brought against any Indemnified Person, such Indemnified Person promptly shall notify the other party of the commencement thereof, and the other party shall assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if the defendants in any such action include both the Indemnified Person and the other party or any corporation controlling, controlled by or under common control with the other party, or any director, officer, employee, representative or agent of any thereof, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it, and the other party shall pay the reasonable fees and expenses of such separate counsel. Failure of the Indemnified Person to so notify the other party shall not relieve the other party from any obligation it may have hereunder, unless and only to the extent such failure results in the forfeiture by the other party of substantial rights and defenses and will not in any event relieve the other party from any other obligation or liability it may have to any Indemnified Person otherwise than under this Agreement.

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

         Each party further agrees that it will not, without the prior written consent of the relevant Indemnified Person, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

         (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Paragraph 6 is due in accordance with its terms, but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and Josephthal shall contribute to the aggregate Losses to which the Company and Josephthal may be subject in such proportion so that Josephthal is responsible for that portion represented by the percentage that the aggregate of its commissions actually received under this Agreement bears to the aggregate offering price for all shares of Common Stock sold under the Disclosure Document and the Company is responsible for the balance, except as the Company may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Josephthal, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Josephthal and each person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the 1934 Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any Claim against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this paragraph (c). The indemnity and contribution agreements contained in this Paragraph 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or any termination of this Agreement.

         7. MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement is delivered in the State of New York and shall be construed and enforced in accordance with and governed by, the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereto hereby agree that any action, proceeding or claim against it arising out of or of or in any way related to this Agreement shall be brought and enforced in the courts of the State of New York or the United States of America for the Southern District of New York and irrevocably submits to such exclusive jurisdiction, and hereby irrevocably waives any objection to such exclusive jurisdiction and waives any objection or claim that the same may be an inconvenient forum.

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

         (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (c) NOTICES. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be (i) mailed by first class mail, postage prepaid, addressed (a) if to Josephthal, at the address set forth at the head of this Agreement, Attention: Dan Purjes, Chairman; and (b) if to the Company, 6714 Netherlands Drive, Wilmington, NC 28405; Attention: Dan Flohr, Chairman, or (ii) delivered personally or by express courier. The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

         (d) AMENDMENTS. This Agreement may not be amended, modified or waived, except in a writing signed by all of the parties hereto.

         If the foregoing correctly sets forth the understanding between Josephthal and the Company, please so indicate in the space provided below for that purpose whereupon this Agreement shall constitute a binding agreement between us.

                                                Very truly yours,

                                                C-PHONE CORPORATION


                                                By: /s/ Daniel Flohr
                                                   --------------------
                                                        Daniel Flohr
                                                        President and CEO

Confirmed and agreed to:

JOSEPHTHAL LYON & ROSS INCORPORATED

By: /s/ Scott Weisman
   ----------------------
        Scott Weisman
        Senior Managing Director
        Director of Investment Banking


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